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                                 LOAN AGREEMENT



                                   dated as of

                                October 14, 1996


                                     Between

                      TANGER PROPERTIES LIMITED PARTNERSHIP

                                       and

                         FIRST NATIONAL BANK OF COMMERCE




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                                       1



                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT dated as of October 14, 1996, by and between TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina limited partnership (which, together with its Subsidiaries from time to time, is referred to as the "Debtor"), FIRST NATIONAL BANK OF COMMERCE (sometimes herein referred to as "First NBC"), a national banking association (the "Agent"), as Agent for Banks, and FIRST NATIONAL BANK OF COMMERCE, a national banking association and the other lenders listed on Exhibit "A" attached hereto, as amended from time to time (each a "Bank" and collectively the "Banks").


                              W I T N E S S E T H:

         WHEREAS, Debtor applied for the issuance of a commitment for a line of credit, and Banks have agreed to provide such credit facility to Debtor subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants hereunder set forth, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1. Defined Terms. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Adjusted Unencumbered Assets" shall mean 100% of Debtor's non-operating cash and cash equivalents which are not subject to any lien, or security interest, plus 60% of Debtor's income earning Undepreciated Real Estate Assets which are not subject to any Encumbrance.

                  "Affiliate" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Voting Stock or any executive officer, director, manager or trustee of any such specified Person or other Person or, with respect to any natural person, any person having a relationship with such person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct

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                  the management and policies of such Person, directly or
                  indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agency Fee" shall mean an annual sum as set forth on Exhibit "B" hereto, as amended or modified from time to time.

                  "Agent" shall mean First National Bank of Commerce, a national banking association, and its successors as agent for the Banks hereunder.

                  "Agreement" shall mean this Loan Agreement, as the same may from time to time be amended, modified or supplemented and in effect.

                  "Applicable Increment" shall mean, with respect to the applicable Interest Period, the number of basis points to be added to the LIBOR Rate to calculate the LIBOR Adjusted Rate, as determined under Section 2.14.

                  "Applicable Percentage" shall mean, as to each Bank, the percentage obtained by dividing (a) the sum specified in the Commitment of that Bank by (b) the Commitment Amount, and multiplying the resulting quotient by 100, as such percentage may be adjusted by assignments permitted by Section 9.8 or by amendments to this Agreement to change such Bank's Commitment or the aggregate of all Banks' Commitments. The initial Applicable Percentage of each Bank is set forth opposite the name of that Bank on Exhibit "A".

                  "Banks" shall mean the banks and other financial institutions now or hereafter parties to this Agreement for whom Agent serves as Agent in accordance with the terms of this Agreement.

                  "Business Day" means a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Louisiana or a day on which national banks are authorized to be closed in New Orleans, Louisiana, and if such day relates to a Conversion to, or Continuation of, or Advance subject to, the LIBOR Adjusted Rate, shall also be a day on which dealings in Dollar deposits are carried out in the interbank market selected by Agent for purposes of setting the LIBOR Rate.

                  "Centers" shall mean Tanger Factory Outlet Centers, Inc., a North Carolina corporation, the sole general partner of Debtor.


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

                  "Commitment" shall mean the agreement by each Bank to Debtor to make Loans in accordance with the provisions of Article II hereof in an aggregate principal amount not to exceed such Bank's Applicable Percentage of the Commitment Amount, and the term "Commitments" shall mean the aggregate amount specified in the Commitment of all Banks.

                  "Commitment Amount" shall mean the amount not less than $15,000,000.00 as set forth on Exhibit "C" hereto, as amended from time to time.

                  "Continue", "Continuation" and "Continued" shall mean the continuation pursuant to Section 2.7 hereof of the LIBOR Adjusted Rate or the Prime Rate accruing on the Notes from one Interest Period to the next Interest Period.

                  "Convert", "Conversion" and "Converted" shall mean a conversion pursuant to Section 2.7 hereof of the interest rate then accruing on the Notes to the LIBOR Adjusted Rate or to the Prime Rate.

                  "Debt" shall mean any indebtedness, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any Encumbrance existing on property, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property which would be reflected on a consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on a consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person.

                  "Debt Service" shall mean regularly scheduled principal and interest payments, exclusive of balloon maturity payments on all Liabilities, and the current portion of all long-term leases or lease agreements required to be capitalized under GAAP.



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                  "Debt Service Coverage Ratio" as calculated quarterly for the most recent four quarters then ending shall mean (a) EBITDA divided by (b) Debt Service.

                  "Debtor" shall mean Tanger Properties Limited Partnership, a North Carolina limited partnership, together with its successors and assigns and together with its Subsidiaries from time to time.

                  "Default" shall mean an event which with the giving of notice or the lapse of time (or both) would constitute an Event of Default hereunder.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "EBITDA" shall mean Debtor's income before minority interest plus interest, taxes, depreciation, and amortization, all determined in accordance with GAAP consistently applied, calculated quarterly on a rolling four-quarters basis

                  "Encumbrances" shall mean individually, collectively and interchangeably any and all presently existing and/or future mortgages or liens (other than those that are fully bonded by deposit of cash or by commercial surety reasonably acceptable to Agent) or similar charges, contractual and/or statutory charges on real property.

                  "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub.
                  L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., any similar laws or laws relating to the environment enacted in any State in which Debtor owns real properties, and any applicable Governmental Requirements or regulations adopted pursuant to any of the foregoing.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.


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                  "Eurodollar Rate Reserve Percentage" of each Bank for any
                  Interest Period means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Event of Default" shall mean individually, collectively and interchangeably any of the Events of Default set forth below in Section 7.1 hereof.

                  "Funds from Operations" for any period shall mean the Net Income of the Debtor and its Subsidiaries for such period before giving effect to depreciation and amortization uniquely significant to real estate, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses with respect to the disposition of investments in marketable securities and any provision/benefit for income taxes for such period, plus the allocable portion, based on the Debtor's ownership interest, of funds from operations of unconsolidated joint ventures, all determined on a consistent basis.

                  "GAAP" shall mean, at any time, accounting principles generally accepted in the United States as then in effect.

                  "Governmental Requirement" shall mean any applicable state, federal or local law, statute, ordinance, code, rule, regulation, order or decree.

                  "Guaranty" shall mean an unconditional continuing guaranty of the Indebtedness executed by Centers.

                  "Hazardous Materials" shall mean

                  (i) any "hazardous waste" in quantities as defined by either the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.), or any similar laws or laws relating to the environment enacted in any State in which Debtor owns real property, as amended from time to time, and regulations promulgated thereunder;

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

                    (ii) any "hazardous substance" in quantities as defined by either the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.) ("CERCLA") or any similar laws or laws relating to the environment enacted in any State in which Debtor owns real property, as amended from time to time, and regulations promulgated thereunder;

                     (iii) any "regulated substance" as that term is defined
                  under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6991 et seq.;

                     (iv) asbestos in violation of Governmental Requirement;

                     (v) polychlorinated biphenyls in violation of Governmental
                  Requirement;

                     (vi) any substance the presence of which on Debtor's
                  properties is prohibited by Governmental Requirement from time to time in force and effect relating to such properties; and

                      (vii) any other substance which by any such rule or
                  regulation requires special handling in its collection, storage, treatment or disposal.

                  "Hazardous Materials Contamination" shall mean the contamination in quantities in violation of any applicable Governmental Requirement (whether presently existing or hereafter occurring) in, on, or under any of the Debtor's properties, including the improvements thereon, by Hazardous Materials.

                  "Indebtedness" shall mean, at any time, the indebtedness of Debtor evidenced by the Notes in principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges, together with all other indebtedness and costs and expenses for which Debtor is responsible under this Agreement or any of the Related Documents.

                  "Interest Period" shall mean in connection with each Advance for which the LIBOR Adjusted Rate is applicable, a period of one, two, three, four or six months as selected by the Debtor in the notice of borrowing, or to Continue, or to Convert for such Advance subject to the following:



                      (i) the initial Interest Period for any Advance shall commence on

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

                  the date of such Advance;


                      (ii) if any Interest Period would otherwise expire on a
                  day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of an Advance would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                      (iii) any Interest Period in respect of an Advance which
                  begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month;

                     (iv) no Interest Period shall extend beyond the Termination
                  Date.


                  "LIBOR Event" shall have the meaning specified in Section 2.8(a) hereof.

                  "LIBOR Adjusted Rate" shall mean with respect to the applicable Interest Period, the per annum rate of interest equal to the Applicable Increment added to the LIBOR Rate.

                  "LIBOR Rate" shall mean with respect to the applicable Interest Period, the annual rate of interest (rounded upward to the nearest whole multiple of 1/100 of 1%, if such rate is not such a multiple) determined by Agent, at or before 10:00 a.m. New Orleans time on the first day of such Interest Period, to be the annual rate of interest at which deposits of Dollars are offered by prime banks in whatever London interbank market may be selected by Agent in its sole discretion, acting in good faith, at the time of determination and in accordance with the then existing practice in such market for delivery on the first day of such Interest Period in immediately available funds and having a maturity equal to such Interest Period in an amount equal (or as nearly equal as may be) to the applicable Loans.

                  "LIBOR Rate Loans" shall mean the portion of the Loans bearing interest calculated on the basis of the LIBOR Adjusted Rate.


                  "Loans" shall mean collectively and individually the loans made by Banks to Debtor pursuant to this Agreement.

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                  "Majority Banks" shall mean Banks whose combined Applicable
                  Percentages is greater than or equal to fifty percent (50%) of the aggregate amount of Commitments.

                  "Material Adverse Change" shall mean, with respect to Debtor, an event which causes a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Debtor.

                  "Net Income" for any period shall mean the amount of consolidated net income (or loss) of the Debtor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Net Operating Income" for any period shall mean Net Income of the Debtor (i) plus amounts which have been deducted for (a) interest on Debt of the Debtor (b) provision for taxes of the Debtor based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Net Income for such period, (f) amortization of deferred charges and (g) provisions for or realized losses on properties and (ii) less amounts which have been included for gains on properties.

                  "Net Worth" shall mean, at any time, the sum obtained by subtracting Total Liabilities from Total Assets.

                  "Notes" shall mean those certain promissory notes made by Debtor evidencing the Loans, in the form of Exhibit "D" hereto, together with any and all extensions, renewals, modifications and substitutions therefor.

                  "Person" means any individual, partnership, firm, corporation, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any governmental or political subdivision or agency, department, or instrumentality thereof.

                  "Prime Rate" shall mean the per annum rate of interest equal to 1/4% less than the annual rate of interest established from time to time by Citibank, N.A. as its "prime" or "base" lending rate, whether or not that rate is published, and which is not necessarily the lowest rate charged by such bank, such rate to be adjusted automatically on and as of the effective date of any change in such Prime Rate. In the event Citibank, N.A. fails or ceases to publish a prime or base rate or is dissolved, merged, or otherwise is not in existence, Agent shall select another large bank in New York City as the basis for computation of the Prime Rate.

                  "Prime Rate Loans" shall mean the portion of the Loans bearing interest calculated on the basis of the Prime Rate.

                  "Related Documents" shall mean and include individually, collectively, interchangeably and without limitation the Notes, the Guaranty, and all promissory notes, credit agreements, loan agreements, guaranties, and all other instruments and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

                  "Secured Debt" shall mean any Debt secured by any Encumbrance or by any security interest, lien, privilege, or charge on any personal property.

                  "Subsidiaries" shall mean at any date with respect to any Person all the corporations of which such Person at such date, directly or indirectly, owns 50% or more of the outstanding capital stock (excluding directors' qualifying shares) and all partnerships, limited liability companies, or other entities of which such Person at such date, directly or indirectly, owns 50% or more of the partnership, limited liability company, or other equity interests.

                  "TL/TA Ratio" shall mean, at any time, the ratio of Total Liabilities to Total Assets.

                  "Termination Date" shall mean the earlier to occur of (i) the date set forth on Exhibit "E" hereto, as amended from time to time, or (ii) the date of termination of the Loans pursuant to
                  Article VII hereof.

                  "Total Assets" shall mean, at any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of Debtor determined in accordance with GAAP (but excluding intangibles and accounts receivables).

                  "Total Committed Unsecured Debt" shall mean, at any time, all of Debtor's unsecured Debt that is outstanding and all Debt which Debtor has the option (whether or not such option is subject to the satisfaction of conditions) to borrow or request be advanced.


                  "Total Liabilities" shall mean, at any date, the sum, after eliminating inter-company items, of all liabilities (including, without limitation, deferred taxes) other than minority interests, of Debtor at such date,

                                      -10-
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                  determined in  accordance with GAAP consistently applied.


                  "Undepreciated Real Estate Assets" as of any date shall mean the cost (original cost plus capital improvements) of real estate assets of the Debtor on such date, before depreciation and amortization determined in accordance with GAAP.

                  "Voting Stock" means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or persons performing similar functions), provided that stock that carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock.

         Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

                                   ARTICLE II

                                      LOANS

         Section 2.1. The Commitments. Subject to the terms and conditions of this Agreement, each Bank agrees, severally but not jointly, to extend credit to Debtor during the period from the date hereof until the Termination Date by making Loans (each funding of which is herein referred to as an "Advance", and collectively as "Advances") pro rata in accordance with such Bank's Applicable Percentage to Debtor from time to time during the period from the date hereof to and including the Termination Date; provided, that in the event, at any time, and from time to time, the sum of outstanding Loans exceeds the Commitment Amount, Debtor shall prepay the Loans by such an amount to cause the sum of the Loans outstanding to equal the Commitment Amount. Within the limits of the Commitments to Debtor hereunder and subject to the terms and conditions of this Agreement, Debtor may borrow Advances, repay Advances, and reborrow Advances, and each Bank shall only be obligated to lend Debtor an amount which will not cause its Applicable Percentage of the Commitment Amount to be exceeded and which will not cause all Loans to exceed the Commitment Amount.

         Section 2.2. The Loans. Debtor's obligation to repay the Loans made by Banks shall be evidenced by the Notes, one of which shall be payable to the order of each Bank in the principal sum of its Applicable Percentage of the Commitment Amount, with a final maturity of the Termination Date and bearing interest at the applicable LIBOR Adjusted Rate, or the Prime Rate, as set forth herein as in effect from time to time, and which shall be substantially in the form of Exhibit "D" hereto.


         Section 2.3. Interest. Interest on the Notes shall be payable in arrears on the fifteenth day of
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


each calendar month commencing November 15, 1996, and on the Termination Date. Interest on the Notes will be computed on a 365/360 simple interest basis. Interest shall accrue on the unpaid principal amount of the Loans for the period from and including the Closing Date to the date the Loans shall be paid in full at the following rates per annum:

                  (a) during each period a portion of the Loan is subject to a Prime Rate election by Debtor, at the Prime Rate from time to time in effect computed on the outstanding balance of such portion;

                  (b) during each period a portion of the Loan is subject to a LIBOR Rate election by Debtor, the LIBOR Adjusted Rate for such Interest Period computed on the outstanding balance of such portion.

  Notwithstanding the foregoing, Debtor will pay to Banks interest at the applicable Post-Default Rate as defined in the Notes on any principal of the Loans, or on any other amount payable by Debtor hereunder to Banks, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to the date the same is paid in full, which interest shall be due and payable on demand.

         Section 2.4. Principal Repayment. Principal and all accrued and unpaid interest shall be payable on the Termination Date; provided, however, in the event at any time the aggregate outstanding principal amounts of the Loans to Debtor causes the Commitment Amount to be exceeded, Debtor shall immediately prepay the Notes in an amount necessary to cause the aggregate principal amount of its unpaid Loans to not exceed equal the Commitment Amount.

        Section 2.5.  Apportionment of Payments.

                    (a) Aggregate principal and interest payments on Loans shall be apportioned among all outstanding Loans, in each case proportionately to each Bank's respective Applicable Percentage. Agent shall promptly distribute to each Bank, at its address set forth opposite its name on Exhibit "A" hereto or at such other address as such Bank may request in writing, its Applicable Percentage of all payments received by Agent and the commitment fees and credit fees of such Bank when received by Agent pursuant to Section 2.13.

                    (b) If a Bank shall obtain payment of any principal of or interest on any Loans made by it under this Agreement, or on other Indebtedness then due to Bank hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, (it being understood that no such right is granted herein) it shall promptly purchase from the other Banks participations in the Loans made or other Indebtedness held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata, based on said

Bank's Applicable Percentage in accordance with the unpaid principal and interest on the Indebtedness then due to each of them. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Debtor agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Loans made or other Indebtedness held by other Banks may exercise all rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other Indebtedness in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any obligation of the Debtor other than the Indebtedness.

         Section 2.6. Additional Interest. Debtor shall pay to Banks, so long as Banks shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar Liabilities, additional interest on the unpaid principal amount of the LIBOR Rate Loans which shall be determined based on reserves actually maintained by Banks pursuant to the requirements imposed by Regulation D of such Board of Governors with respect to Eurocurrency Liabilities, for so long as any LIBOR Rate Loans are outstanding at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR Rate for the Interest Period in effect from (ii) the rate obtained by dividing such LIBOR Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of Banks for such Interest Period, payable promptly, and in any event within 10 Business Days after Debtor receives notice of such additional interest from Agent as provided below. Such additional interest payable to Banks shall be determined by Agent after the end of each Interest Period and Agent shall notify Debtor of such additional amount (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of error). Notwithstanding the above, such additional interest shall be no greater than the amount which would be payable if Agent were the sole participant in the Loans for the Commitment Amount.

         Section 2.7. Rate and Interest Period Elections. Not later than 3:00 p.m. (New Orleans time) on the day before the date of Debtor's request for an Advance, Debtor shall provide Agent with a written notice specifying the Prime Rate or the LIBOR Adjusted Rate as the applicable interest rate to accrue under portions of the Loan in an amount not less than that set forth on Exhibit "F". In the event Debtor chooses the LIBOR Adjusted Rate it shall also designate the applicable Interest Period of one, two, three, four, or six months. If for any reason Debtor fails to select an interest rate for all or any portion of the Loan or fails to continue the LIBOR Adjusted Rate beyond the Interest Period selected, such portion or portions shall bear interest at the Prime Rate from time to time in effect.

         From time to time, Debtor shall have the right to convert to the LIBOR Adjusted Rate, provided (i) Debtor may not select an Interest Period having a maturity as of the date of Conversion later than the Termination Date, and (ii) the LIBOR Adjusted Rate shall remain in effect, and may not be Converted, until the end of the applicable Interest Period selected.

         Notices by Debtor to Agent of Conversions and Continuations and of the duration of subsequent Interest Periods shall be irrevocable and binding on Debtor and shall be effective only if received by Agent not later than 3:00 p.m. (New Orleans time) on the day before the first day of such Interest Period. Each such notice of Conversion or Continuation shall specify (a) the dollar amount of the portion of the Loan (which shall be not less than the applicable minimum set forth on Exhibit "F" hereto) to be Converted or Continued; (b) whether the applicable interest rate on such portion of the Loan is to be Converted or Continued to the Prime Rate or the LIBOR Adjusted Rate; (c) the effective date of Conversion or Continuation (which shall be a Business Day); and (d) the Interest Period, if the LIBOR Adjusted Rate is chosen. In the event that Debtor fails to properly or timely Convert or Continue, such portion of the Loan will be automatically Converted to the Prime Rate at the end of the then current Interest Period (if LIBOR Adjusted Rate is in effect). Notwithstanding the above, so long as First NBC is the sole Bank, requests for Advances made no later than 10:00 a.m. (New Orleans time) shall be funded on the same Business Day, provided the Prime Rate election is made with respect to such Advances.

         Section 2.8.  Change in Law; Increased Costs; Etc.

            (a) Change of Law. If at any time Agent determines in good faith (which ------------- determination shall be conclusive absent manifest error) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any Governmental Authority asserts that it is unlawful, for Banks to fund or maintain the Loans at the LIBOR Adjusted Rate (any of the foregoing determinations being a "LIBOR Event"), then the obligation of Banks hereunder to fund or maintain LIBOR Rate Loans shall be suspended as long as such LIBOR Event shall continue. Upon the occurrence of any LIBOR Event, and at any time thereafter so long as such LIBOR Event shall continue, Agent may exercise its aforesaid option by giving written notice thereof to Debtor, and the applicable portions of the Loan shall thereafter bear interest at the Prime Rate.

           (b)      Increased Costs.

                    (1) If, after the date hereof, due to either (i) the introduction of or any change in or in the interpretation of any law of regulation or (ii) the compliance with any guideline or request from any Governmental Authority (whether or not having the force of law), or (iii) other acts or occurrences, there shall be any increase in the cost to Banks of agreeing to fund or maintain the Loans at the LIBOR Adjusted Rate (except to the extent already included in the determination of the applicable LIBOR Adjusted Rate) then Debtor shall from time to time, upon demand by Agent, pay Agent such additional amounts sufficient to compensate Banks for such increased cost (provided, however, such amount shall not be greater than the amount which would be due if Agent were the sole Bank) and may make an alternate Interest election for the portion of the Loan then subject
                    to  the  LIBOR   Adjusted Rate,  to  be  effective  at  the
                    termination of the then current Interest Period. Any obligation of any Bank hereunder to fund or continue the LIBOR Adjusted Rate applicable to any portion of the Loans shall be suspended as long as the events giving rise to such increased costs shall continue, and the applicable portion of the Loans shall thereafter bear interest at the Prime Rate. Any request for payment under this
                           Section 2.8(b) will be submitted to Debtor by Agent identifying with reasonable specificity the basis for and the amount of such interest cost, which information shall be conclusive and binding for all purposes, absent manifest error.

                           (2) Banks shall use their best efforts (consistent with its internal policies and legal and regulatory restrictions) to avoid or minimize any additional amounts that otherwise would be payable pursuant to this Section 2.8(b); provided that no such change or action shall be required to be made or taken if, in the reasonable judgment of Agent, such change would be disadvantageous to Banks.

                  (c)      Funding Losses.

                           (1) Debtor will indemnify Banks against, and reimburse Banks on demand for, any net loss, cost or expense incurred or sustained by Banks (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Banks to fund or maintain the Loans at the LIBOR Adjusted Rate) as a result of any payment, prepayment by Debtor (whether authorized or required hereunder) of all or a portion of the LIBOR Rate Loans on a day other than the last day of an Interest Period.

                           (2) In connection with any demand for payment under this Section 2.8(c), Agent shall deliver to Debtor a statement reasonably setting forth the amount and manner of determining such net loss, cost or expense, which statement shall be conclusive and binding for all purposes, absent error.

         Section 2.9. Manner and Notice of Borrowing Under the Commitments. Requests for Advances under the Commitments may be made by Debtor in person, in writing or through telephone calls to Agent and such requests shall be fully authorized by Debtor if made by any one of the persons designated by Debtor in writing to Agent. Debtor shall promptly confirm in writing all requests made in person or by telephone; provided, however, that failure to do so shall not relieve Debtor of the obligation to repay such Advance. Agent shall have the right, but not the obligation, to verify any telephone requests by calling the person who made the request at the telephone number designated by each of Debtor in writing to Agent. Requests for Advances must be in a minimum amount as set forth on Exhibit "F" hereto, and be received by not later than 3:00 p.m. New Orleans time on the day before the proposed Advance. Promptly after receipt of such request by Agent, Agent shall notify each Bank of the proposed borrowing. Each Bank shall make the amount of its Applicable Percentage of the Advance requested available to Agent not later than 10:00 a.m. (New Orleans time) the date of the requested Advance, in same day Dollars, at the Agent's main office at 210 Baronne Street, New Orleans, Louisiana. Not later than 3:00 p.m. (New Orleans time) on the date of the proposed Advance, assuming all conditions of this Agreement for such Advance has been satisfied, Agent will (a) fund such Advance in the case of (y) below, or (b) commence to wire transfer such Advance in the case of (z) below. The amount thereof shall
(y) be credited by Agent to the checking account maintained in the name of Debtor with Agent and the credit advice resulting therefrom shall be mailed to Debtor or (z) at the request of Debtor, Agent shall wire transfer the amount of the Advance as designated in writing from time to time by Debtor. Agent's copy of such credit advice indicating such deposit to the account of Debtor or Agent's receipt of a federal funds wire transfer number shall be deemed conclusive evidence of Debtor's indebtedness to Banks in connection with such borrowing. The aggregate outstanding amount of principal and interest due by Debtor at any given time under the Commitments shall be and constitute the indebtedness of Debtor to the Banks under the Notes. When each Advance is made by Banks to Debtor hereunder, Debtor shall be deemed to have renewed and reissued its Notes for the amount of the Advance plus all amounts due by Debtor to Banks under its Commitment immediately prior to such Advance.

         Section 2.10. Non-Receipt of Funds by the Agent. Unless Agent shall have been notified by the Debtor prior to the date on which the Debtor is to make a payment to the Agent for the account of one or more of the Banks, (such payment being herein called the "Required Payment"), that the Debtor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be obligated to) make the amount thereof available to the intended recipient on such date and, if the Debtor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available by Agent together with interest thereon, for each day commencing on the date such amount was so made available by Agent until the date such amount is paid to Agent, at the Prime Rate.

         Section 2.11. Several Obligations. First NBC is obligated to make Loans to Debtor in the maximum amount of $15,000,000.00, subject to the terms and conditions hereof. The failure of any Bank to make any Loan in excess of $15,000,000.00 to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither the Agent nor any Bank shall be responsible or liable for the failure of any other Bank to make a Loan to be made by such other Bank. Notwithstanding anything contained herein to the contrary, (a) no Bank shall be required to make or maintain Loans at any time outstanding if, as a result, the total Loans made by such Bank shall exceed such Bank's Applicable Percentage of the Commitment Amount and (b) if a Bank fails to make a Loan as and when required hereunder, then upon such subsequent event which would otherwise result in funds being repaid to the defaulting Bank, the amount which would have been paid to the defaulting Bank shall be divided among the non-defaulting Banks ratably according to their respective Applicable Percentages until the Indebtedness of each Bank (including the defaulting Bank) is equal to such Bank's Applicable Percentage of the total Loans.

     Section 2.12. Additional Cost of Loans. If any legislative authority, other governmental authority, court, central bank or any other authority to which any Bank is subject, shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank, or shall impose on any Bank any law, regulation, rule, directive, instruction, guideline, requirement, judgment, decision or condition of any type or kind whatsoever affecting the Indebtedness or the obligation of Banks to make a Loan, and the result of any of the foregoing is to increase, directly or indirectly, the cost to any Bank of making or maintaining the Indebtedness to Debtor, or to reduce, directly or indirectly, the amount of the sum received or receivable by any Bank under this Agreement or under the Notes, then Debtor shall become obligated to each such Bank for all such amounts as will compensate such Bank for such increased cost or reduction in revenues incurred as a result thereof provided, however, the amount of such obligation shall not be greater than the amount that would be payable if Agent were the sole Bank. Each Bank will promptly notify Agent, and Agent will promptly notify Debtor of any event of which it has knowledge, occurring after the date hereof, which will entitle any Bank to compensation pursuant to this Section 2.12. A certificate of Agent claiming compensation under this Section 2.12 and setting forth the additional amount or amounts to be paid to it hereunder and the reasons therefor shall be conclusive in the absence of error. Thereafter, Debtor shall pay to the Agent, upon demand from time to time any amounts necessary to compensate the applicable Bank for such increased cost of reduction in revenues incurred as a result of any such events. In the event that Debtor cancels this Agreement and the Commitment because it believes such costs to be excessive and repays the Indebtedness in full prior to the due date of the next annual commitment fee, Debtor shall not be liable for such additional commitment fee; provided, in no event shall Debtor be entitled to a refund of any amounts previously paid as commitment fee.

         Section 2.13. Commitment Fee; Credit Fee; Agency Fee. Debtor agrees to pay to Agent, for the pro rata benefit of the Banks (a) on the date hereof and on each anniversary of the date hereof, in advance an annual commitment fee of 0.25% of Commitment Amount, and (b) in arrears due ten days after receipt of invoice from Agent prepared as of the last day of December, March, June, and September, commencing December 31, 1996, a quarterly credit fee equal to 0.125% per annum of the average unused portion of the Commitment Amount. Debtor further agrees to pay to Agent on the date hereof and on each anniversary of the date hereof, in advance, the Agency Fee and on any date on which an additional Bank is added a pro-rata portion of any increase in the Agency Fee for the remainder of such annual period.

         Section 2.14. Calculation of the Applicable Increment. The Applicable Increment shall be determined for each Interest Period on the first day of such Interest Period as follows:

     If Debtor's TL/TA ratio is greater than or equal to 0.5, the Applicable Increment shall be 175 basis points;

     If Debtor's TL/TA ratio is less than 0.5 but equal to or greater than 0.4, the Applicable Increment shall be 165 basis points;

     If Debtor's TL/TA ratio is less than 0.4, the Applicable Increment shall be 150 basis points.


     Debtor's TL/TA ratio shall be determined as of the most recently reported Financial Statement provided pursuant to Section 5.1 hereof.

         Section 2.15. Debtor's Right to Terminate. At any time Debtor may prepay the Loans in full and, at Debtor's option, terminate the Loans and this Agreement by written notice to Agent without termination fee or penalty (other than any payments due as a result of prepaying a LIBOR Rate Loan prior to the termination of the then applicable Interest Period) or obligation to pay further amounts of any kind to Agent or Banks.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

     Section 3.1. Conditions Precedent to Loans. The obligation of any Bank to make any Loan hereunder shall be subject to the satisfaction and the continued satisfaction of the following conditions precedent:

             (a) Debtor shall have executed and delivered to Agent this Agreement, the Notes, the Guaranty and all other documents required by this Agreement;

             (b) The representations and warranties of Debtor as set forth herein, or any Loan Document furnished to Agent in connection herewith, shall be and remain true and correct (except for any changes permitted under this Agreement or as to which Agent has previously consented in writing);

             (c) Agent shall have received as of the execution of this Agreement a favorable legal opinion of general counsel to Debtor and Centers in form, scope and substance satisfactory to Agent;

             (d) Agent shall have received certified resolutions of the general partner of Debtor authorizing the execution of all documents contemplated hereby;

             (e) Agent shall have received certified resolutions of Centers authorizing the execution of the Guaranty;

             (f) Agent shall have received all fees, charges and expenses which are due and payable as specified in this Agreement;

             (g) No Default or Event of Default shall exist or shall result from the making of a Loan;

             (h)  Debtor   shall  have   provided   Agent  with  all   financial
                  statements,   reports  and   certificates   required  by  this
                  Agreement;

             (i) Agent's counsel shall have reviewed the partnership agreement of Debtor and shall be satisfied with the validity, due authorization and enforceability of all Loan Documents;

             (j) Agent shall have received the commitment fee for the first twelve months of the Loans.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Debtor represents and warrants to Agent and to the Banks as follows:

         Section 4.1. Authority. Debtor is a North Carolina limited partnership, duly formed, validly existing and in good standing under the laws of the State of North Carolina and is duly qualified and in good standing as a foreign corporation in all jurisdictions where the failure to qualify would have an adverse effect upon the ability of Debtor to perform its obligations under this Agreement and all Related Documents. Debtor has the power to enter into this Agreement and the Related Documents and to issue the Notes. Debtor has the partnership power to perform its obligations hereunder and under the Related Documents. The making and performance by Debtor of this Agreement and the Related Documents have been duly authorized by all necessary partnership action, and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to Debtor or the agreement of limited partnership of Debtor. The making and performance by Debtor of this Agreement and the Related Documents to which it is a party do not and will not result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement or instrument to which Debtor is a party or by which Debtor may be bound or affected, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as contemplated by the Related Documents) upon or with respect to any of the properties now owned or hereafter acquired by Debtor, and Debtor is not in default under or in violation of any such order, writ, judgment, decree, determination, award, indenture, agreement or instrument. Each of this Agreement and the Related Documents to which Debtor is a party constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their terms.

         Section 4.2. Financial Statements. The balance sheet of Debtor as of the date thereof, and the related statements of income and retained earnings for the year then ended, copies of which have been delivered to Agent, are complete and correct and fairly present the financial condition of Debtor as of the date thereof. Said financial statements were prepared in conformity with GAAP applied on a basis consistent with the preceding year. No Material Adverse Change has occurred since said date in the financial position or in the result of operations of Debtor in its business taken as a whole.

         Section 4.3. Litigation. Other than as has been disclosed previously to Agent in writing, there are no legal actions, suits or proceedings pending or threatened against or affecting Debtor or any of its properties before any court or administrative agency (federal, state or local), which, if determined adversely to Debtor would constitute a Material Adverse Change to it, and there are no judgments or decrees affecting Debtor or its properties which are or may become an Encumbrance against such properties.

         Section 4.4. Approvals. No authorization, consent, approval or formal exemption of, nor any filing or registration with, any governmental body or regulatory authority (federal, state or local), and no vote, consent or approval of the shareholders of Debtor is or will be required in connection with the execution and delivery by Debtor of the Agreement, the Notes, or the Related Documents or the performance by Debtor of its obligations hereunder and under the Notes and the Related Documents.

         Section 4.5. Licenses. Debtor possesses adequate franchises, licenses and permits to own its properties and to carry on its business as presently conducted.

         Section 4.6. Adverse Agreements. Debtor is not a party to any agreement or instrument, or subject to any charter or other restriction, materially and adversely affecting its business, properties, assets, or operations or its condition (financial or otherwise), and Debtor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default would constitute a Material Adverse Change to Debtor.

         Section 4.7. Default or Event of Default. No Default or Event of Default hereunder has occurred or is continuing or will occur as a result of the giving effect hereto.

         Section 4.8. Employee Benefit Plans. Each employee benefit plan as to which Debtor may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event (as defined in ERISA) has occurred with respect to any such plan, (ii) Debtor has not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

         Section 4.9. Information. All information heretofore or contemporaneously herewith furnished by Debtor to Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Debtor to Agent will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

         Section 4.10. Environmental Matters. Except as may have been disclosed in writing to Agent prior to the date hereof, no properties of Debtor has ever been, and ever will be so long as this Agreement remains in effect, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Materials, except in compliance with such Environmental Laws. Except as may have been disclosed in writing by Debtor to Agent, Debtor represents and warrants that it is in compliance with all Environmental Laws affecting it and its properties.

         Section 4.11. Employer Identification Number; Name. Debtor's employer identification number is 56-1822494. Debtor has consistently utilized the name "Tanger Properties Limited Partnership."

         Section 4.12. Survival of Representations and Warranties. Debtor understands and agrees that Banks are relying upon the above representations and warranties in making the above referenced Loans to Debtor. Debtor further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as the Indebtedness shall be paid in full, or until this Agreement shall be terminated, whichever is the last to occur.

         Section 4.13. No Margin Stock. Debtor is not engaged, and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the Loans hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Debtor, covenants and agrees in favor of Agent as follows:

         Section 5.1. Financial Statements. Debtor, will furnish or cause to be furnished to Agent:

             (a) within forty-five (45) days following the end of each calendar quarter commencing December 31, 1996, financial statements consisting of the balance sheets of Debtor as of the end of such quarter, and statements of income and statements of cash flow of Debtor for such quarter and for the fiscal year through such quarter, all certified by the Managing General Partner of Debtor, as having been prepared in accordance with GAAP consistently applied,

             (b) within forty-five (45) days following the end of each calendar quarter commencing December 31, 1996, consolidating financial statements of Debtor and Centers consisting of balance sheets of Debtor and Centers as of the end of such quarter, and statements of income and statements of cash flow of Debtor and Centers for such quarter and for the fiscal year through such quarter, all certified by the Managing General Partner of Debtor and the Chief Financial Officer of Centers as having been prepared in accordance with GAAP consistently applied,

             (c) as soon as available and in any event within one hundred twenty (120) days following the end of each fiscal year commencing beginning with the fiscal year ending December 31, 1996, and each fiscal year thereafter, consolidating financial statements of Debtor and Centers consisting of a balance sheet as
                 at   the end of such fiscal year and
                 statements of income, and statement of cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all certified by the Managing
                 General Partner of Debtor and the Chief Financial
                 Officer of Centers as having been prepared in accordance with GAAP consistently applied,

             (d) as soon as available and in any event within one hundred twenty (120) days following the close of fiscal year of Debtor audited, consolidated and consolidating financial statements of Debtor and Centers consisting of a balance sheet as at the end of such fiscal year and statements of income, and statement of cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, certified by independent public accountants of recognized standing acceptable to Agent, and

             (e) within forty-five (45) days after the end of each calendar quarter, a certificate signed by the Managing General Partner of Debtor and the Chief Financial Officer of Centers certifying that it has reviewed this Agreement and to the best of its knowledge no Default or Event of Default has occurred, or if such Default or Event of Default has occurred, specifying the nature and extent thereof, and that all financial covenants in this Agreement have been met, and providing a computation of all financial covenants contained herein.

         Section 5.2. Notice of Default; Litigation; ERISA Matters. Debtor will give written notice to Agent as soon as reasonably possible and in no event more than five (5) Business Days of (i) the occurrence of any Default or Event of Default hereunder of which it has knowledge, (ii) the filing of any actions, suits or proceedings against Debtor in any court or before any governmental authority or tribunal of which it has knowledge which could cause a Material Adverse Change with respect to Debtor, (iii) the occurrence of a reportable event under, or the institution of steps by Debtor to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which Debtor may have liability, or (iv) the occurrence of any other action, event or condition of any nature of which Debtor has knowledge and in good faith believes may cause, or lead to, or result in, any Material Adverse Change to Debtor.

         Section 5.3. Maintenance of Partnership Existence and Properties. Debtor will (i) continue to engage in the business presently being operated by it; (ii) maintain its partnership existence and good standing in each jurisdiction in which it is required to be qualified; (iii) keep and maintain all franchises, licenses and properties necessary in the conduct of its business in good order and condition; and (iv) duly observe and conform to all material requirements of any governmental authorities relative to the conduct of its business or the operation of its properties or assets.


         Section 5.4. Taxes. Debtor shall pay or cause to be paid when due, all taxes, local and special assessments, and governmental and other charges of every type and description, that may from time to time be imposed, assessed and levied Debtor and its properties. Debtor further agrees to furnish Agent with evidence that such taxes, assessments, and governmental and other charges due by Debtor have been paid in full and in a timely manner. Debtor may withhold any such payment or elect to contest any lien if Debtor is in good faith conducting an appropriate proceeding to contest the obligation to pay.

         Section 5.5. Required Insurance. Debtor shall maintain insurance with insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which each of its properties is located, including, but not limited to property, liability, business interruption, and flood insurance, and as shall be reasonably satisfactory to Agent.

         Debtor agrees, if requested by Agent to provide Agent with originals or certified copies of such policies of insurance. Debtor further agrees, if requested by Agent to furnish Agent with copies of all renewal notices and, if requested by Agent, with copies of receipts for paid premium.

         Section 5.6. Payment and Performance. Debtor shall duly and punctually pay and perform its obligations under the Notes, this Agreement (as the same may at any time be amended or modified and in effect) and under each of the Related Documents, in accordance with the terms hereof and thereof.

         Section 5.7. Compliance with Environmental Laws. Debtor shall comply with and shall cause all of its employees, agents, invitees or sublessees to comply with all Environmental Laws with respect to the disposal of industrial refuse or waste, and/or the discharge, procession, treatment, removal, transportation, storage and handling of Hazardous Materials, and pay immediately when due from Debtor the cost of removal of any such from, and keep its properties free of any lien imposed pursuant to any such laws, rules, regulations or orders.

         Regardless of whether any Event of Default hereunder shall have occurred and be continuing, Debtor (i) releases and waives any present or future claims against Agent for indemnity or contribution in the event Debtor becomes liable for remediation costs under any Environmental Laws, and (ii) agrees to defend, indemnify and hold harmless Agent from any and all liabilities
(including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys fees and remedial costs), suits, administrative orders, agency demand letters, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the termination of this Agreement) be paid, incurred, or suffered by, or asserted against Agent by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from or onto the property of Debtor of any hazardous materials, wastes or conditions regulated by any Environmental Laws, contamination resulting therefrom, or arising out of, or resulting from, the environmental condition of such property or the applicability of any Environmental Laws not caused by Agent, Agent's employees or agents (the costs and/or liabilities described in (i) and (ii) above being hereinafter referred to as the "Liabilities"). The covenants and indemnities contained in this Section
5.7 shall survive termination
of this Agreement.

         Section 5.8. Further Assurances. Debtor will, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by Agent, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in this Agreement or the Loan Documents.

         Section  5.9.  Financial  Covenants.   Debtor  shall  comply  with  the
following covenants and ratios:

             (a) Debtor will not permit its ratio of Debt to Total Assets to exceed 0.6:1.0.

             (b) Debtor will not permit its ratio of its Secured Debt to Total Assets to exceed 0.4:1.0.

             (c) Debtor will maintain its Debt Service Ratio at not less than 2.0:1.0, computed on a rolling four-quarter average.

             (d) Debtor shall maintain Adjusted Unencumbered Assets equal to its Total Committed Unsecured Debt.

             (e)  Debtor  shall  maintain  Net  Worth,   inclusive  of  minority
                  interests, equal to or in excess of $120,000,000.00.

             (f) Debtor shall not declare or pay (or set aside reserves for payment of) any dividends or distributions or make any shareholder/affiliate loans; provided, however, that Debtor may make distributions to its partners in any fiscal year period not in excess of its Funds from Operations, measured as of the end of each of Debtor's fiscal years.

         Section 5.10. Operations. Debtor shall conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including compliance with all minimum funding standards and other requirements of ERISA of 1974, and other laws applicable to any employee benefit plans which they may have.

         Section 5.11. Employee Benefit Plans. So long as this Agreement remains in effect, Debtor will maintain each employee benefit plan as to which they may have any liability, in compliance with all applicable requirements of law and regulations.

         Section 5.12 Use of Proceeds. Debtor shall use the proceeds of the Loans solely for construction of additional factory outlet centers, acquisition of existing factory outlet centers, expansion phases of existing centers, and for general working capital purposes.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Debtor agrees in favor of Agent as follows:

         Section 6.1. Limitations on Fundamental Changes. Without the prior written consent of Agent, Debtor shall not change the nature of its business, or form any subsidiary the effect of which would have a material adverse effect on Debtor's financial condition, nor shall it enter into any transaction of merger or consolidation the effect of which would have a material adverse effect on Debtor's financial condition, or liquidate or dissolve itself (or suffer any liquidation or dissolution).

         Section 6.2. Disposition of Assets. Except for leases with tenants in the ordinary course of business, Debtor shall not convey, sell, lease, assign, transfer or otherwise dispose of, any of its properties whether now owned or hereafter acquired except property disposed of in the ordinary course of business, provided that, if such property is to be replaced, the net cash proceeds of each such transaction are applied to obtain a replacement item or items within 30 days of the disposition thereof. Without limitation of other transfers that may be deemed to be in the ordinary course of business for the purposes hereof, the transfer during any annual period, commencing on the date hereof or any anniversary hereof, of (a) properties having an aggregate value less than the lesser of (i) $30,000,000.00 or (ii) 10% of Total Assets, or (b) outparcels of developed or acquired factory outlet centers, shall be deemed to be in the ordinary course of business.

         Section 6.3. Other Agreements. Debtor will not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

         Section 6.4. Transactions with Affiliates. Debtor will not enter into any agreement with any Affiliates or Subsidiaries except to the extent that such agreements are commercially reasonable which provide for terms which would normally be obtainable in an arm's length transaction with an unrelated third party.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.1. Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default:

         Default Under the Indebtedness. Should Debtor default in the payment of principal or interest under the Indebtedness of Debtor and such default shall not be cured within ten days of the occurrence thereof.

         Default Under this Agreement. Should Debtor violate or fail to comply fully with any of the terms and conditions of, or default under, this Agreement and such default not be cured within thirty days after Debtor has knowledge of the occurrence thereof (provided, however, that no cure period shall be available for a default in the obligation to maintain insurance coverages required hereby) (provided further, however, if such default cannot with due diligence be cured within said 30 days and further provided that Debtor shall have promptly commenced to cure said default within such 30 days and diligently pursues the same to completion Borrower shall have an additional reasonable period of time in which to cure said default).

         Default Under the Guaranty. Should Centers default in the terms of the Guaranty, or should Centers assert the invalidity, unenforceability, or uncollectability of the Guaranty and such default not be cured within thirty days after Centers have knowledge of the occurrence thereof (provided, however, if such default cannot with due diligence be cured within said 30 days and further provided that Centers shall have promptly commenced to cure said default within such 30 days and diligently pursues the same to completion Centers shall have an additional reasonable period of time in which to cure said default).


         Default Under Other Agreements. Should any event of default occur or exist under any of the Related Documents or should Debtor violate, or fail to comply fully with, any terms and conditions of any of the Related Documents and such default not be cured within thirty days of the occurrence thereof (provided, however, that no cure period shall be available for a default in the obligation to maintain insurance coverages required thereby)(provided further, however, if such default cannot with due diligence be cured within said 30 days and further provided that Debtor shall have promptly commenced to cure said default within such 30 days and diligently pursues the same to completion Debtor shall have an additional reasonable period of time in which to cure said default.

         Default in Favor of Third Parties. The Debtor or Centers shall fail to make any payment of principal of or interest on (i) any recourse Debt of the Debtor or Centers of $5,000,000 or more in the aggregate (other than any Debt under this Agreement, the Notes, or the Related Documents) within the applicable cure period; or (ii) any non-recourse Indebtedness of the Debtor or Centers of $10,000,000 or more in the aggregate (other than Debt under this Agreement, the Notes, or the Related Documents) within the applicable cure period; and if the effect of such failure described in subclause (i) or (ii) is to accelerate, or to permit the holder of such aggregate Debt or any other Person to accelerate, the maturity of such Debt; or such Debt shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity.

         Management. Should a change occur in Debtor's Management Team (hereinafter defined) and Agent in its reasonable judgment shall determine that such change may lead to a Material Adverse Change in Debtor. As used herein, Debtor's Management Team shall mean any of the President or Chairman of the Board of Centers or the senior financial or operating officers of the Debtor. Debtor shall have thirty days after notice from Agent of default to cure any default under this subparagraph.

         Insolvency. The following occurrences, in addition to the failure or suspension of Debtor or Centers, shall constitute an Event of Default hereunder:

             (a) Filing by Debtor or Centers of a voluntary petition or any answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by Debtor or Centers consenting to, approving of, or acquiescing in, any such petition or proceeding; the application by Debtor for, or the appointment by consent or acquiescence of, a receiver or trustee of Debtor or Centers for all or a substantial part of the property of any such person; the inability of Debtor or Centers or the admission by Debtor or Centers in writing, of its inability to pay its debts as they mature (the term "acquiescence" means the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within sixty (60) days after the appointment of a receiver or trustee); or

             (b) Filing of an involuntary petition against Debtor or Centers in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing and such petition remains undismissed or unanswered for a period of sixty (60) days from such filing; or the insolvency appointment of a receiver or trustee of Debtor or Centers for all or a substantial part of the property of any such Person and such appointment remains unvacated or unopposed for a period of sixty (60) days from such appointment, execution or similar process against any substantial part of the property of Debtor and such warrant remains unbonded or undismissed for a period of sixty (60) days from notice to Debtor of its issuance.

         Dissolution Proceedings. Should proceedings for the dissolution or appointment of a liquidator of Debtor or Centers be commenced by Debtor or Centers.

         False Statements. Should any representation or warranty of Debtor made in connection with the Indebtedness prove to be incorrect or misleading in any material respect when made or reaffirmed.

         Material Adverse Change. Should a Material Adverse Change with respect to Debtor or Centers occur at any time and not be cured within 30 days of the occurrence thereof.

         REIT. Should Centers lose its tax status as a REIT, or should Centers fail to keep and maintain all franchises, licenses and properties necessary in the conduct of its business, or shall fail to continue in its business as presently conducted, or should Centers acquire or create any additional subsidiaries or Affiliates, or should Centers fail to distribute to the Debtor the net proceeds of any public offerings of stock or securities or any other proceeds obtained by Centers in any public or private offerings.

         Upon the occurrence of an Event of Default, the Commitment of Banks under this Agreement will terminate immediately (including any obligation to make any further Loans to or for the account of Debtor), and, at Banks' option, the Notes and all Indebtedness of Debtor will become immediately due and payable, all without notice of any kind to Debtor, except that in the case of type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional.

         Section 7.2. Waivers by Debtor. Except as otherwise provided for in this Agreement and by applicable law, as pertains to the Indebtedness Debtor waives presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which Debtor may in any way be liable and hereby ratify and confirm whatever Agent may do in this regard.


                                  ARTICLE VIII

                                    THE AGENT

         Section 8.1. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Notes and Related Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Bank specifically acknowledges that it shall have no right to enforce the Guaranty, which shall be enforced solely by the Agent. The Agent (the "Agent" as used in this Article VIII shall include reference to its officers, shareholders, directors, employees and agents) (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Related Documents and shall not by reason of this Agreement or any Related Document be a trustee or fiduciary for any Bank;
(b)  shall  not be  responsible  to  any  Bank  for  any  recitals,  statements, representations or warranties contained in this Agreement or any Related Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any Related Document, or the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement or any Related Document or any other document referred to or provided for herein or therein or any property covered thereby or for any failure by any Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass on any of the foregoing matters; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any Related Document except to the extent requested by the Majority Banks; (d) shall not be responsible for any mistake of law or fact or any action taken or omitted to be taken hereunder or under any Related Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, including, without limitation, pursuant to its own negligence, except for its own gross negligence or willful misconduct; (e) shall not be bound by or obligated to recognize any agreement among or between the Debtor and any Bank, regardless of whether the Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (f) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to the Agent in accordance with the terms of this Agreement or any Related Document; (g) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; and (h) shall not be responsible for the acts or edicts of any governmental authority. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         Section 8.2. Reliance. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Debtor), independent accountants and other experts selected by the Agent. The Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement or any Related Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder, and in accordance with instructions of the Majority Banks, and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Agent shall have the authority to execute releases of the Guaranty of Centers and any obligation of Debtor under this Agreement, the Notes, or the Related Documents on behalf of the Banks without the joinder of any Bank. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of the Agent under this Agreement or any Related Document, then and in any of such events the Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant loan document or otherwise; and if the Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Bank or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, satisfied or vacated.

     Section 8.3. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal or interest on Loans) unless it has received notice from a Bank or Debtor specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a Notice of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 8.7 hereof) take such action with respect to such Notice of Default as shall be directed by the Majority Banks and within its rights under the Loan Documents and at law or in equity, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Notice of Default as it shall deem advisable in the best interest of the Banks and within its rights under the loan documents, at law or in equity.

         Section 8.4. Rights as a Bank. With respect to its Commitment and the Loans made, First NBC, in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting in its agency capacity, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the First NBC, in its capacity as a Bank. The Agent may (without having to account therefor to any Bank) accept deposits from, send money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Debtor (and any of its affiliates) as if it were not acting as Agent, and the Agent may accept fees and other considerations from the Debtor (in addition to the fees heretofore agreed to between the Debtor and the Agent) for services not in connection with this Agreement or otherwise without having to account for the same to the Banks.

         Section 8.5. Indemnification. The Banks agree to indemnify the Agent, each (to the extent not reimbursed by Debtor under this Agreement, but without limiting the obligations of the Debtor under this Agreement), ratably, in accordance with each Bank's Applicable Percentage, for any and all expenses, obligations, losses, damages, penalties, actions, judgments, suits, expenses or disbursements of any kind and nature whatsoever, regardless of whether caused in whole or in part by negligence of Agent, which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any Related Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, but without limitation, the costs and expenses which the Debtor is obligated to pay under this Agreement), interest, penalties, attorney's fees and amounts paid in settlement, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Banks under this Section 8.5 shall survive the termination of this Agreement and the repayment of the Indebtedness.

         Section 8.6. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has received current financial information with respect to the Debtor and that it has, independently and without reliance on the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Debtor and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the Related Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Person of this Agreement or any of the Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Debtor or any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Bank by the Agent hereunder or under the Related Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Debtor or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

         Section 8.7. Failure to Act. Except for action expressly required by the Agent hereunder or under the Related Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 8.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 8.8. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Debtor, and the Agent may be removed at any time with cause by the Banks holding Applicable Percentages equal to or greater than seventy-five percent (75%). Upon any such resignation or removal, (i) the Majority Banks without the consent of the Debtor shall have the right to appoint a successor Agent so long as such successor Agent is also a Bank at the time of such appointment and (ii) the Majority Banks shall have the right to appoint a successor Agent that is not a Bank at the time of such appointment so long as the Debtor consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Banks and accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the removal of the retiring Agent by Banks holding Applicable Percentages equal to or greater than seventy-five percent (75%), then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, subject to consent of Debtor if such successor Agent is not then a Bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations or Agent hereunder and under any other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         Section 8.9. No Partnership. Neither the execution and delivery of this Agreement nor any of the Related Documents nor any interest the Banks, the Agent or any of them may now or hereafter have in all or any part of the Indebtedness shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Banks or among the Banks and the Agent. The relationship between the Banks, on the one hand, and the Agent, on the other, is and shall be that of principals and Agent only, and nothing in this Agreement or any of the Related Documents shall be construed to constitute the Agent as Trustee or other fiduciary for any Bank or to impose upon the Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. No Waiver; Modification in Writing. No failure or delay on the part of Agent in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification or waiver of any provision of this Agreement or of the Notes, nor consent to any departure by Debtor therefrom, shall in any event be effective unless the same shall be in writing signed by or on behalf of Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Debtor in any case shall entitle Debtor to any other or further notice or demand in similar or other circumstances.

         Section 9.2. Payment on Non-Business Day. Whenever any payment to be made hereunder or on account of the Notes shall be scheduled to become due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest and fees payable hereunder or on account of the Notes.

         Section 9.3. Addresses for Notices. All notices and communications provided for hereunder shall be in writing and, shall be mailed, by certified mail, return receipt requested, or delivered as set forth below unless any person named below shall notify the others in writing of another address, in which case notices and communications shall be mailed, by certified mail, return receipt requested, or delivered to such other address.

         If to Agent:

              First National Agent
                of Commerce
              210 Baronne Street
              New Orleans, LA  70112
              Attn:   Lantz E. Harvey
                  Real Estate Department

         If to Banks:

                           At their address as set forth on Exhibit "A" hereto

         If to Debtor:

              Tanger Properties Limited Partnership
              c/o Tanger Factory Outlet Centers, Inc.
              1400 W. Northwood Street
              Greensboro, NC  27408
              Attn:        Stanley K. Tanger

         With copy to:

              Vernon Law Firm
              P. O. Box 2958
              522 S. Lexington Ave.
              Burlington, N.C.   27216
              Attn:        R. Joyce Garrett

         Section 9.4. Fees and Expenses. Debtor agrees to pay all fees, costs and expenses of Agent in connection with the preparation, execution and delivery of this Agreement and all Related Documents to be executed in connection herewith and subsequent modifications or amendments to any of the foregoing, including without limitation, the reasonable fees and disbursements of counsel to Agent, and to pay all costs and expenses of Agent in connection with the enforcement of this Agreement, the Notes or the Related Documents, including reasonable legal fees and disbursements arising in connection therewith.

         Section 9.5. Governing Law Jurisdiction. (a) This Agreement and the Notes shall be deemed to be contracts made under the laws of the State of Louisiana and for all purposes shall be construed in accordance with the laws of said State. (b) DEBTOR, AGENT AND BANKS HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA AND AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTES, THIS AGREEMENT AND/OR THE RELATED DOCUMENTS SHALL BE BROUGHT IN ANY SUCH COURT IN LOUISIANA HAVING SUBJECT MATTER JURISDICTION; PROVIDED HOWEVER, AT THE ELECTION OF AGENT, ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN THE STATE COURTS OF NORTH CAROLINA AND THE FEDERAL COURTS IN NORTH CAROLINA.

         Section 9.6. WAIVER OF JURY TRIAL. To the extent permitted by applicable law, DEBTOR, AGENT, AND BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH DEBTOR, AGENT, OR ANY BANK MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE NOTES, (ii) THIS AGREEMENT, OR (iii) ANY RELATED DOCUMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO

ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY DEBTOR, BANKS, AND AGENT AND DEBTOR, AGENT, AND BANKS HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. DEBTOR, AGENT, AND BANKS EACH FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         Section 9.7. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

         Section 9.8. Consent to Loan Participation; Sales and Assignments (a) Debtor agrees that any Bank may sell or transfer, whether now or later, one or more participation interests in the Indebtedness of Debtor arising pursuant to this Agreement to one or more purchasers. Agent and each Bank may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Agent or such Bank may have about Debtor or about any other matter relating to such Indebtedness, and Debtor hereby waives any rights to privacy they may have with respect to such matters. Debtor additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Debtor agrees that the purchasers of any such participation interest will be considered as the absolute owners of such interests in such Indebtedness.

              (b) Each original Bank may assign to other Banks or other Persons that has a short-term unsecured debt rating of at least P-1 from Moody's Investor Service or A-1 from Standard & Poor Rating Group, in amounts not less than $5,000,000.00, whether related or unrelated to such Bank, all or a portion of its interest, rights and obligations under this Agreement; provided, however, that (i) the consent of Agent and, provided no Event of Default is continuing, the Debtor, shall be required prior to any transfer becoming effective, which consents will not be unreasonably withheld, delayed or conditioned, (ii) other than in the case of an assignment to another Bank (that is, at the time of the assignment, a party hereto) the Agent and Debtor must give prior written consent, which written consent shall not be unreasonably withheld; (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in form satisfactory to Agent (each an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and an administrative fee of $3,000 paid by the assignee (for which the Debtor will have no liability); and (iv) each such assignment shall be of a constant, and not of a varying, percentage of all of the assigning Banks' rights and obligations under this Agreement. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (a) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of the Bank hereunder and (b) the Bank hereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding anything contained in this Agreement to the contrary, any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it as collateral to a Federal Reserve Bank; provided that no such assignment shall release such Bank from any of its obligations hereunder; provided further such Federal Reserve Bank shall not be considered a Bank for purposes of this Agreement or the Related Documents.

              (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Related Documents or the execution, legality, validity enforceability, genuineness, sufficiency or value of this Agreement or any of the Related Documents or any other instrument or document furnished pursuant thereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Debtor or the performance or observance by the Debtor of any of its obligations under this Agreement or any of the other Related Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.1 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will independently and without reliance upon the Agent, such Bank assignor and any other Bank, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Related Documents; (v) such assignee appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations set by the terms of this Agreement and the Related Documents as are required to be performed by it as Bank.

              (d) The entries in the records of the Agent as to each Assignment and Acceptance delivered to it and the names and addresses of the Banks and Commitments of, and principal amount of the Loans owing to, each Bank from time to time shall be conclusive, in the absence of manifest error, and the Debtor, the Agent and the Banks may treat each Person, the name of which is recorded in the books and records of Agent as the Bank hereunder for all purposes of this Agreement and the Related Documents.

              (e) Upon the Agent's receipt of an Assignment and Acceptance executed by an assigning

Bank and the assignee thereunder, together with any Note or Notes subject to such assignment, and the written consent of Debtor and Agent to such assignment, if required, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in its records and
(iii) give prompt notice thereof to the Debtor. Within five (5) Business Days after receipt of Notice, the Debtor, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, new Notes to the order of such assignee in an amount equal to the Loans, (if applicable) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained interests hereunder, new Notes to the order of the assigning Bank in an amount equal to the Loans, (if applicable) retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Notes surrendered. Thereafter, such surrendered Notes shall be marked renewed and substituted and the originals thereof delivered to the Debtor (with copies, certified by the Debtor as true, correct and complete, to be retained by the Agent).

              (f) Each Bank's right to sell a participation under Section 9.8
(a), and Debtor's consent given with respect to Section 9.8(b), is conditioned on the following: (i) any transferee of information must protect and maintain all disclosed information, including but not limited to tenant names and sales data, confidential and such information may be used for no other purpose other than evaluating the purchase of participation interests; (ii) every transferee must execute an appropriate confidentiality/use agreement prior to Agent or a Bank, as the case may be, delivering to such transferee any information; and
(iii) Agent or such Bank, as the case may be, must provide Debtor a copy of such signed confidentiality/use agreement prior to making disclosure to such transferee.

         Section 9.9 Successors and Assigns

                  This Agreement shall be binding upon and inure to the benefit of the Debtor, the Agent and the Banks and their respective successors and assigns; provided, however, that the Debtor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Banks, and any such assignment or transfer without such a consent shall be null and void.

         Section 9. 10. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         Section  9.11.   Counterparts.   This  Agreement  may  be  executed  in
counterparts and different parties hereto may execute different counterparts, but all counterparts together shall constitute a single document.

         Section 9. 12 Amendments. This Agreement may be amended from time to time, but only in writing, by Agent and Debtor, including amendments to modify the aggregate amount of the Commitments and to admit additional Banks as parties to this Agreement (in addition to the provisions of Section 9.8 hereof regarding assignments of existing interests) provided, however, any such amendments shall not require Debtor providing additional resolutions or opinions of counsel unless such amendment involves an increase in the Commitment Amount and a related amendment to the Guaranty to increase the guaranty amount, in which case Banks and Agent may require additional resolutions and opinions .

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                         DEBTOR:

                                         TANGER PROPERTIES LIMITED
                                         PARTNERSHIP

                                         BY: TANGER FACTORY OUTLET
                                         CENTERS, INC.
                                         General Partner



                                         By: _______________________________
                                              Stanley K. Tanger
                                         Title:       Chairman of the Board
                                                   Chief Executive Officer



                                         AGENT:

                                         FIRST NATIONAL AGENT OF COMMERCE



                                         By: ________________________________
                                              Lantz E. Harvey
                                              Title:  Vice President

                                         BANKS:

                                         FIRST NATIONAL BANK OF COMMERCE



                                         By: ___________________________________
                                              Lantz E. Harvey
                                              Title:  Vice President

                                    EXHIBIT A

Banks                Commitment         Applicable          Address for
                                        Percentage          Notes

First National   $15,000,000.00         100%              210 Baronne Street
Bank of                                                   New Orleans, LA 70112
Commerce                                                  Attn: Lantz E. Harvey
                                                          Real Estate Department

                                    EXHIBIT B


     The Agency Fee shall be the sum of $2,000 per annum (pro-rated as set forth in Section 2.13, as applicable) for each Bank other than First National Bank of Commerce.

                                    EXHIBIT C

                                Commitment Amount

                                 $15,000,000.00

                                    EXHIBIT D

                                  Form of Note

                                 PROMISSORY NOTE



PRINCIPAL AMOUNT: [AMOUNT OF BANK'S COMMITMENT]                  DATE OF NOTE:

PROMISE TO PAY. TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina
Limited Partnership ("Debtor") promises to pay to the order of [name of Bank]("Bank"), in lawful money of the United States of America the sum of [amount of Bank's Commitment] AND NO/100 DOLLARS ($[amount in numerals]) or such other or lesser amounts as may be reflected from time to time on the books and records of Bank as evidencing the aggregate unpaid principal balance of loan advances made to Debtor on a multiple advance basis as provided below, together with simple interest assessed at the Prime Rate or LIBOR Adjusted Rate as selected by Debtor pursuant to Section 2.7 of the Loan Agreement (defined below), commencing on the date hereof and continuing until this Note is paid in full, or until default under this Note with interest thereafter being subject to the default interest rate provisions set forth herein. This Note is one of the Notes issued pursuant to, and entitled to the benefits of, that certain Loan Agreement dated as of October 14, 1996 between Debtor, First National Bank of Commerce, as agent (the "Agent"), and the banks party thereto from time to time, as the same may be amended, modified, or restated from time to time (as so amended, modified, or restated, the "Loan Agreement"). Bank shall act exclusively through Agent with respect to all rights and terms of this Note. This Note is further entitled to the benefits of the Guaranty, as defined in the Loan Agreement.

MULTIPLE ADVANCE LOAN. This Note contemplates multiple loan advances. Debtor is entitled to borrow, repay, and borrow again, provided, that the aggregate of all loan advances outstanding at any time shall not exceed the principal amount listed above, and provided further that the provisions of the Loan Agreement shall govern the conditions and provisions of borrowings and repayments hereunder. Debtor agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Debtor's deposit accounts with Bank in accordance with the instructions of an authorized person. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Bank's internal records, including daily computer print-outs.

PAYMENT. Debtor will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on the Termination Date as defined in the Loan Agreement. In addition, Debtor will pay monthly payments of accrued unpaid interest beginning [first monthly date after date of Note] and all subsequent interest payments are due on the same day of each month after that until this
Note is paid in full. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

Debtor will pay First National Bank of Commerce, as Agent under the Loan Agreement, and its successors as Agent, at the address shown in the Loan Agreement, or at such other place as Agent may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT. Debtor may prepay this Note in whole or in part at any time subject to the terms and provisions of the Loan Agreement. If Debtor prepays this Note in full, or if Bank accelerates payment, Debtor understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Bank at the time this Note is signed.

LATE CHARGE. If Debtor fails to pay any payment under this Note in full within 10 days of when due, Debtor agrees to pay Agent a late payment fee in an amount equal to 3.000% of the unpaid amount of the payment, or U.S. $25.00, whichever is greater, with a maximum of $200.00. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note.

DEFAULT. The following actions and/or inactions shall constitute Events of Default under this Note: The occurrence of an Event of Default under the Loan Agreement

BANK'S RIGHTS UPON DEFAULT. Should any one or more Events of Default occur or exist under this Note as provided above, Bank shall have the right, at its sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest, together with reasonable attorneys' fees, costs, expenses and other fees and charges as provided in the Loan Agreement.

INTEREST AFTER DEFAULT. If Bank declares this Note to be in default, based upon an Event of Default, Bank has the right prospectively to adjust and fix the simple interest rate under this Note until this Note is paid in full, to eighteen (18%) percent per annum (the "Post-Default Rate")

ATTORNEYS' FEES. If Bank refers this Note to an attorney for collection, or files suit against Debtor to collect this Note, or if Debtor files for bankruptcy or other relief from creditors, Debtor agrees to pay Bank's reasonable attorneys' fees in an amount not exceeding 25.000% of the unpaid debt then owing under this Note.

NSF CHECK CHARGES. In the event that Debtor makes any payment under this Note by check and Debtor's check is returned to Bank unpaid due to nonsufficient funds in my deposit account, Debtor agrees to pay Bank an additional NSF check charge equal to $15.00.

FINANCIAL STATEMENTS. Debtor agrees to provide Bank with such financial statements and other related information at such frequencies and in such detail as Bank may reasonably request as set forth in the Loan Agreement.


GOVERNING LAW. Debtor agrees that this Note and the loan evidenced hereby shall be governed under the laws of the State of Louisiana. Specifically, this business or commercial Note is subject to La. R.S. 9:3509 et seq.

WAIVERS. To the extent permitted by applicable law, Debtor and each guarantor of this Note hereby waive presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Bank hereunder shall be on a "solidary" or "joint and several" basis. Debtor and each guarantor further severally agree that discharge or release of any party who is or may be liable to Bank for the indebtedness represented hereby shall not have the effect of releasing any other party or parties, who shall remain liable to Bank Debtor and each guarantor additionally agree that Bank's acceptance of payment other than in accordance with the terms of this Note, or Bank's subsequent agreement to extend or modify such repayment terms, or Bank's failure or delay in exercising any rights or remedies granted to Bank shall likewise not have the effect of releasing Debtor or any other party or parties from their respective obligations to Bank, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Bank to exercise any of the rights and remedies granted to Bank shall not have the effect of waiving any of Bank's rights and remedies. Any partial exercise of any rights and/or remedies granted to Bank shall furthermore not be construed as a waiver of any other rights and remedies; it being Debtor's intent and agreement that Bank's rights and remedies shall be cumulative in nature. Debtor and each guarantor further agree that, should any Event of Default occur or exist under this Note, any waiver or forbearance on the part of Bank to pursue the rights and remedies available to Bank, shall be binding upon Bank only to the extent that Bank specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Bank as to one default event shall not be construed as a waiver or forbearance as to any other default. Debtor and each guarantor of this Note further agree that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Bank for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Debtor in return for the imposition of any late charge. Debtor recognizes that Debtor's failure to make timely payment of amounts due under this Note will result in damages to Bank, including but not limited to Bank's loss of the use of amounts due, and Debtor agrees that any late charges imposed by Bank hereunder will represent reasonable compensation to Bank for such damages.

SUCCESSORS AND ASSIGNS LIABLE. Debtor's and each guarantor's obligations and agreements under this Note shall be binding upon Debtor's and each guarantor's respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Bank under this Note shall inure to the benefit of Bank's successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.



SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER HEREBY WAIVES THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY BANK, AGENT OR BORROWER AGAINST THE OTHER TO THE EXTENT PERMITTED BY APPLICABLE LAW.

BORROWER:

TANGER PROPERTIES LIMITED PARTNERSHIP



BY: TANGER FACTORY OUTLET CENTERS, INC.

     BY: ___________________________________
         Stanley K. Tanger
         Chairman of Board
         Chief Executive Officer

                                    EXHIBIT E

                                Termination Date

                                  June 30, 1998

                                    EXHIBIT F


Minimum Advance


LIBOR Rate Loans __________________________________$500,000.00

Prime Rate Loans ___________________________________$100,000.00

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT, dated as of October 14, 1996 (the "Guaranty"), is given by TANGER FACTORY OUTLET CENTERS, INC., a North Carolina corporation (the "Guarantor"); and extended to FIRST NATIONAL BANK OF COMMERCE, a national banking association, with its principal offices located in New Orleans, Louisiana, in its capacity as agent under the Loan Agreement (defined below) (in such capacity, the "Agent") and in favor of each bank or other institution (each, a "Bank" and collectively, the "Banks") now or hereafter party to the Loan Agreement, for the benefit of TANGER PROPERTIES LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of North Carolina (the "Debtor").

                                    RECITALS:

         1. The Banks have agreed to make loans (the "Loans") of up to $15,000,000.00 to Debtor pursuant to the terms and conditions of notes executed pursuant to the Loan Agreement dated even date herewith among Debtor, Agent, and Banks (as amended, modified, renewed or extended from time to time, the "Loan Agreement") as amended, modified, renewed, or extended from time to time (the "Notes"). All of the definitions used in the Notes and the Loan Agreement are hereby incorporated herein by reference and shall have the meaning set forth in the Notes and the Loan Agreement unless otherwise defined herein. References herein to the "Loans" and to the "Related Documents" refer to the Loans defined above and to the Related Documents as defined in the Loan Agreement.

         2.       The Guarantor is the sole general partner of the Debtor.

         3. Without this Guaranty the Banks would be unwilling to make the Loans to Debtor.

         4. Because of the direct benefit to the Guarantor from the loans to the Debtor, the Guarantor agrees to guarantee to the Banks the obligations of the Debtor as set forth herein.

         NOW THEREFORE, in consideration of the Banks entering into the Loan Agreement and making the Loans to Debtor, and subject to the covenants and conditions of Item 19 below:

         1. Guaranty of Payment. The Guarantor hereby unconditionally guarantees to the Agent and the Banks the payment, when due, by acceleration or otherwise, of the Indebtedness. For the purposes hereof, the term "Indebtedness" shall include any and all indebtedness of the Debtor to the Agent and the Banks evidenced by the Notes and the Loan Agreement and the Related Documents or arising in connection with the Loans, including without limitation, all principal, interest, fees and expenses, whether existing now or arising hereafter, as such Notes, Loan Agreement and Related Documents may be modified, extended, or renewed from time to time. The guaranty of the Guarantor as set forth in this section is a guaranty of payment and not of collection.

         2. Guaranty of Performance. The Guarantor additionally unconditionally guarantees to the Agent and the Banks the timely performance of all other obligations of the Debtor under the Loan Agreement and all of the Related Documents.

         In the event of the occurrence of an Event of Default as defined in the Loan Agreement relating to any of the foregoing conditions, and without the necessity of any notice from the Agent or the Banks to the Guarantor, the Guarantor agrees to indemnify and hold the Agent and the Banks harmless from any and all loss, cost, liability or expense the Agent and the Banks may suffer by reason of any such event. The Agent and the Banks shall accept performance by the Guarantor of the Debtor's obligations under the Loan Agreement and the Related Documents, and so long as all of said obligations are being performed by the Debtor or the Guarantor, the Agent and the Bank will make the Loan proceeds available under the terms of the Loan Agreement, the Notes, and the Related Documents. The obligation and liability of the Guarantor under this Section 2 shall not be limited or restricted by the existence of (or limitation on) the guaranty of payment under Section 1.

         3. Subordination. Upon the occurrence and during the continuance of any Event of Default as defined in the Loan Agreement, no payments shall be made by Debtor or received by the Guarantor on any indebtedness, now or hereafter existing, of the Debtor to the Guarantor.

         4. Waiver of Rights. The Guarantor expressly waives: (a) notice of acceptance of this Guaranty by the Banks and of all extensions of credit pursuant to the Loan Agreement, the Notes, and the Related Documents to the Debtor by the Banks; (b) presentment and demand for payment of any of the Indebtedness; (c) protest and notice of dishonor or of default to the Guarantor or to any other party with respect to the Indebtedness; (d) demand for payment under this Guaranty; and (e) any right to assert against the Agent or the Banks, as a defense, counterclaim, set-off, or cross-claim any defense (legal or equitable), set-off, counterclaim or claim which the Guarantor may now or hereafter have against the Agent or the Banks or the Debtor, but such waiver shall not prevent the Guarantor from asserting against the Agent or the Banks in a separate action, any claim, action, cause of action, or demand that the Guarantor might have, whether or not arising out of this Guaranty.

         5. Primary Liability of the Guarantor. The Guarantor agrees that this Guaranty may be enforced by the Agent for the benefit of the Banks and Guarantor waives all rights of division and discussion. The Guarantor further agrees that nothing contained herein shall prevent the Agent, for the benefit of the Banks, from suing on the Note or from exercising any other rights available to it under the Notes, the Loan Agreement, or any other instrument evidencing the Indebtedness if neither the Debtor nor the Guarantor timely performs the obligations of the Debtor thereunder, and the exercise of any of the aforesaid rights shall not constitute a discharge of any of the Guarantor's obligations hereunder; it being the purpose and intent of the Guarantor that the Guarantor's obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither the Guarantor's obligations under the Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Debtor or any co-guarantor or by reason of the Debtor's or any co-guarantor's bankruptcy or insolvency. The Guarantor acknowledges that the term "Indebtedness" as used herein includes any payments made by the Debtor to the Banks and subsequently recovered by the Debtor or a trustee for the Debtor pursuant to the Debtor's bankruptcy or insolvency. At any time the Agent, for the benefit of the Banks, is entitled to exercise its remedies hereunder, it may in its discretion elect to demand payment or performance. the event the Agent, for the benefit of the Banks, elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Indebtedness has been paid in full. In the event the Agent, for the benefit of the Banks, elect to demand payment, it shall at all times thereafter have the right to demand performance until all of the Indebtedness has been paid in full.

         6. Waiver of Subrogation Rights. The Guarantor agrees that (i) during the period prior to the payment in full of the Indebtedness the Guarantor shall have no rights of subrogation, reimbursement, contribution or indemnity whatsoever against Debtor for the Guarantor's payment to the Agent or any Bank of the Guarantor's obligation under this Guaranty (hereinafter referred to as the "Rights"), and (ii) the Guarantor waives and renounces but only during the period set forth in (i) above any Rights the Guarantor has or may have against the Debtor for the Guarantor's payment to the Agent or any Bank of Guarantor's obligations under this Guaranty. This waiver is expressly intended to prevent the existence of any claim (as defined in the Bankruptcy Code) in respect of such Rights by the Guarantor and to prevent the Guarantor from being a creditor of Debtor due to such Rights unless the Bank has received payment in full of the Indebtedness.

         7. Attorney's Fees and Costs of Collection. If at any time or times hereafter the Agent or the Banks employ counsel to pursue collection, to intervene, to sue for enforcement of the terms hereof or of the Loan Agreement, the Notes, or the Related Documents, or to file a petition, complaint, answer, motion or other pleading in any suit or proceeding relating to this Guaranty or the Loan Agreement, the Notes, or the Related Documents, then in such event, all of the reasonable attorneys' fees relating thereto shall be an additional liability of the Guarantor to the Agent and the Banks, payable on demand.

         8. Term of Guaranty; Warranties. This Guaranty shall continue in full force and effect until the Indebtedness is fully paid. This Guaranty covers the Indebtedness whether presently outstanding or arising subsequent to the date hereof including all amounts advanced by the Banks in stages or installments and all revolving credit loans and advances made pursuant to the Loan Agreement, the Notes, or the Related Documents. The Guarantor warrants and represents to the Agent and the Banks, (i) that this Guaranty is binding upon and enforceable against the Guarantor, in accordance with its terms, (ii) that the execution and delivery of this Guaranty do not violate or constitute a breach of any agreement to which the Guarantor is a party or of any applicable laws, (iii) that there is no litigation, claim, action or proceeding pending, or to the best knowledge of the Guarantor, threatened against the Guarantor which would materially adversely affect the financial condition of the Guarantor or its ability to fulfill its obligations hereunder. Guarantor agrees to submit annually to the Agent current financial statements in the same form and with the same substance and level of detail required of the Debtor pursuant to the Loan Agreement. Guarantor agrees to promptly inform the Agent of the adverse determination of any litigation, claim, action or proceeding or the institution of any litigation, claim, action or proceeding against Guarantor which does or could materially adversely affect the financial condition of the Guarantor or its ability to fulfill its obligations hereunder. This Guaranty is binding on and enforceable against the Guarantor, its successors and assigns. The Guarantor represents and warrants that (i) it is a corporation duly organized, existing and in good standing under the laws of the State of North Carolina, with stock outstanding that has been duly and validly issued, (ii) it has the corporate power, authority and legal right to carry on the business now being conducted by it and to engage in the transactions contemplated by this Guaranty and the Loan Documents, and (iii) the execution and delivery of this Guaranty and the performance and observance of the provisions hereof have been duly authorized by all necessary corporate and, if required, stockholder action.

         9. Further Representations and Warranties. The Guarantor further represents to the Agent and the Banks that the Guarantor has knowledge of the Debtor's financial condition and affairs and represents and agrees that it will keep so informed while this Guaranty is in force. The Guarantor agrees that the Agent and the Banks will have no obligation to investigate the financial condition or affairs of the Debtor for the benefit of the Guarantor nor to advise the Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Debtor which might come to the knowledge of the Agent and the Banks at any time, whether or not the Agent and the Banks know or believe or have reason to know or believe that any such fact or change is unknown to the Guarantor or might (or does) materially increase the risk of the Guarantor as guarantor or might (or would) affect the willingness of the Guarantor to continue as guarantor with respect to the Indebtedness.

         10. Additional Liability of the Guarantor. If the Guarantor is or becomes liable for any indebtedness owing by the Debtor to the Agent and the Banks by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed and the Guarantor's liability hereunder shall not be in any manner impaired or reduced thereby.

         11. Cumulative Rights. All rights of the Agent and the Banks hereunder or otherwise arising under any documents executed in connection with the Indebtedness are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of the Agent and the Banks and without affecting or impairing the liability of the Guarantor.

         12. Usury. Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from the Guarantor of interest in excess of the maximum rate or amount that the Guarantor may be required or permitted to pay pursuant to any applicable law.

         13. Multiple Counterparts; Pronouns; Captions; Severability. This Guaranty may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute but one and the same document. The pronouns used in this instrument shall be construed as masculine, feminine or neuter as the occasion may require. Captions are for reference only and in no way limit the terms of this Guaranty. Invalidation of any one or more of the provisions of this Guaranty shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.


         14. Bank Assigns. This Guaranty is intended for and shall inure to the benefit of the Agent and each Bank and each and every person who shall from time to time be or become the "Agent" under the Loan Agreement or the owner or holder of any of the Indebtedness, and each and every reference herein to the "Agent" shall include successors and assigns of First National Bank of Commerce in such capacity and every reference herein to "Bank" shall include and refer to each and every successor or assignee of the Bank at any time holding or owning any part of or interest in any part of the Indebtedness.

         This Guaranty shall be transferable and negotiable with the same force and effect, and to the same extent, that the Indebtedness is transferable and negotiable, it being understood and stipulated that upon assignment or transfer by the Agent of its rights and duties under the Loan Agreement or by any Bank of any of the Indebtedness, the successor Agent under the Loan Agreement, or the legal holder or owner of said Indebtedness (or a part thereof or interest therein thus transferred or assigned by the Bank), as the case may be, shall (except as otherwise stipulated by the Bank in its assignment) have and may exercise all of the rights granted to the Agent or such Bank under this Guaranty to the extent of that part of or interest in the Indebtedness thus assigned or transferred to said person. The Guarantor expressly waives notice of transfer or assignment of the Indebtedness, or any part thereof, or of the rights of the Agent or such Bank hereunder. Failure to give notice will not affect the liability of the Guarantor hereunder.

         15. Application of Payments. The Banks may apply any payments received by it from any source against that portion of the Indebtedness (principal, interest, court costs, attorneys' fees or other) in such priority and fashion as it may deem appropriate.

         16. Notices. All notices required to be given hereunder shall be in writing and shall be deemed served at the earlier of (i) receipt or (ii) seventy-two (72) hours after deposit in registered, certified or first-class United States mail, postage prepaid, or (iii) upon delivery when deposited with Federal Express, Airborne Express, or other similar courier providing next-day deliveries, in each case, addressed to the parties at the following addresses, or such other addresses as may from time to time be designated by written notice given as herein required:

                  to the Guarantor:

                  Tanger Factory Outlet Centers, Inc.
                  1400 West Northwood Street [zip 27408]
                  P.O. Box 29168
                  Greensboro, North Carolina 27429
                  Attention: Mr. Stanley K. Tanger
                     and Ms. Rochelle Simpson
                  to the Agent or the Banks:

                  Mr. Lantz Harvey
                  First National Bank of Commerce
                  210 Baronne Street
                  Real Estate Department
                  New Orleans, LA 70112

Personal delivery to any officer, agent or employee of a party at its address herein shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Notwithstanding the foregoing, no notice of change of address shall be effective until the date of receipt thereof. This section shall not be construed in any way to affect or impair any waiver of notice of demand herein provided or to require giving of notice or demand to or upon the Guarantor in any situation or for any reason.

         17. Governing Law. This Guaranty shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Louisiana. The Guarantor, the Agent, and the Banks agree that any dispute arising out of this Guaranty shall be subject to the jurisdiction of both the state and federal courts in the States of Louisiana or North Carolina, and acknowledges that Agent shall have the sole and complete discretion regarding the selection of which of the two jurisdictions in which it will elect to bring suit. For that purpose, the Guarantor hereby submits to the jurisdiction of the state and federal courts of the States of Louisiana and North Carolina. The Agent and the Banks agree that they will not seek to enforce this Guaranty in any other jurisdiction, so long as Guarantor is domiciled in North Carolina and is subject to service of process in the State of Louisiana. The Guarantor further agrees to accept service of process out of any of the before mentioned courts in such dispute by registered or certified mail addressed to the Guarantor.

         18. Federal Tax Identification Number. The Guarantor hereby certifies to the Bank that the Guarantor's federal tax identification number is 56-1815473.

         19. Bank Covenants. Notwithstanding any other provisions of this Guaranty by accepting this Guaranty Agent and each Bank warrants, covenants and agrees as follows: (a) no Bank may enforce any rights under this Guaranty directly, but all rights hereunder shall be enforced solely by and through the Agent; (b) such Bank will not authorize or direct Agent, on its behalf, to institute an action against the Guarantor or exercise any of such Bank's remedies under this Guaranty unless and until an Event of Default (as defined in the Loan Agreement) has occurred and is continuing; (c) the Loan may be prepaid in full without penalty (other than any payments due as a result of prepaying a LIBOR Rate Loan (as defined in the Loan Agreement) prior to the termination of the then applicable Interest Period (as defined in the Loan Agreement)) at any time during which an Event of Default has occurred and is continuing; and (d) such Bank will not authorize or direct Agent, on its behalf, to enforce its rights against the Guarantor, unless in the same proceeding, the Agent shall also seek recovery (unless Agent is prohibited, temporarily or permanently, by bankruptcy, dissolutions, injunction inability to achieve service of process or other similar legal impediment) from the Debtor of any outstanding balance due on the Indebtedness. Nothing herein shall limit Banks' rights against Guarantor to pursue only a deficiency judgment or otherwise obligate Banks to take actions other than as set forth above.



         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty under seal as of the day and year first above written.

                                    TANGER FACTORY OUTLET CENTERS, INC.

[CORPORATE SEAL]
                                    BY: _____________________________________
ATTEST:                                      Stanley K. Tanger
                                             Chairman of the Board
                                                  Chief Executive Officer

-------------------------
            Secretary

                                 PROMISSORY NOTE



PRINCIPAL AMOUNT: $15,000,000.00                DATE OF NOTE: OCTOBER 14, 1996

PROMISE TO PAY. TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina Limited Partnership ("Debtor") promises to pay to the order of First National Bank of Commerce ("Bank"), in lawful money of the United States of America the sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or such other or lesser amounts as may be reflected from time to time on the books and records of Bank as evidencing the aggregate unpaid principal balance of loan advances made to Debtor on a multiple advance basis as provided below, together with simple interest assessed at the Prime Rate or LIBOR Adjusted Rate as selected by Debtor pursuant to Section 2.7 of the Loan Agreement (defined below), commencing on the date hereof and continuing until this Note is paid in full, or until default under this Note with interest thereafter being subject to the default interest rate provisions set forth herein. This Note is one of the Notes issued pursuant to, and entitled to the benefits of, that certain Loan Agreement dated as of October 14, 1996 between Debtor, First National Bank of Commerce, as agent (the "Agent"), and the banks party thereto from time to time, as the same may be amended, modified, or restated from time to time (as so amended, modified, or restated, the "Loan Agreement"). Bank shall act exclusively through Agent with respect to all rights and terms of this Note. This Note is further entitled to the benefits of the Guaranty, as defined in the Loan Agreement.

MULTIPLE ADVANCE LOAN. This Note contemplates multiple loan advances. Debtor is entitled to borrow, repay, and borrow again, provided, that the aggregate of all loan advances outstanding at any time shall not exceed the principal amount listed above, and provided further that the provisions of the Loan Agreement shall govern the conditions and provisions of borrowings and repayments hereunder. Debtor agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Debtor's deposit accounts with Bank in accordance with the instructions of an authorized person. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Bank's internal records, including daily computer print-outs.

PAYMENT. Debtor will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on the Termination Date as defined in the Loan Agreement. In addition, Debtor will pay monthly payments of accrued unpaid interest beginning November 15, 1996, and all subsequent interest payments are due on the same day of each month after that until this Note is paid in full. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Debtor will pay First National Bank of Commerce, as Agent under the Loan Agreement, and its successors as Agent, at the address shown in the Loan Agreement, or at such other place as Agent may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT. Debtor may prepay this Note in whole or in part at any time subject to the terms and provisions of the Loan Agreement. If Debtor prepays this Note in full, or if Bank accelerates payment, Debtor understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Bank at the time this Note is signed.

LATE CHARGE. If Debtor fails to pay any payment under this Note in full within 10 days of when due, Debtor agrees to pay Agent a late payment fee in an amount equal to 3.000% of the unpaid amount of the payment, or U.S. $25.00, whichever is greater, with a maximum of $200.00. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note.

DEFAULT. The following actions and/or inactions shall constitute Events of Default under this Note: The occurrence of an Event of Default under the Loan Agreement

BANK'S RIGHTS UPON DEFAULT. Should any one or more Events of Default occur or exist under this Note as provided above, Bank shall have the right, at its sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest, together with reasonable attorneys' fees, costs, expenses and other fees and charges as provided in the Loan Agreement.

INTEREST AFTER DEFAULT. If Bank declares this Note to be in default, based upon an Event of Default, Bank has the right prospectively to adjust and fix the simple interest rate under this Note until this Note is paid in full, to eighteen (18%) percent per annum (the "Post-Default Rate")

ATTORNEYS' FEES. If Bank refers this Note to an attorney for collection, or files suit against Debtor to collect this Note, or if Debtor files for bankruptcy or other relief from creditors, Debtor agrees to pay Bank's reasonable attorneys' fees in an amount not exceeding 25.000% of the unpaid debt then owing under this Note.

NSF CHECK CHARGES. In the event that Debtor makes any payment under this Note by check and Debtor's check is returned to Bank unpaid due to nonsufficient funds in my deposit account, Debtor agrees to pay Bank an additional NSF check charge equal to $15.00.

FINANCIAL STATEMENTS. Debtor agrees to provide Bank with such financial statements and other related information at such frequencies and in such detail as Bank may reasonably request as set forth in the Loan Agreement.

GOVERNING LAW. Debtor agrees that this Note and the loan evidenced hereby shall be governed under the laws of the State of Louisiana. Specifically, this business or commercial Note is subject to La. R.S. 9:3509 et seq.

WAIVERS. To the extent permitted by applicable law, Debtor and each guarantor of this Note hereby waive presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Bank hereunder shall be on a "solidary" or "joint and several" basis. Debtor and each guarantor further severally agree that discharge or release of any party who is or may be liable to Bank for the indebtedness represented hereby shall not have the effect of releasing any other party or parties, who shall remain liable to Bank Debtor and each guarantor additionally agree that Bank's acceptance of payment other than in accordance with the terms of this Note, or Bank's subsequent agreement to extend or modify such repayment terms, or Bank's failure or delay in exercising any rights or remedies granted to Bank shall likewise not have the effect of releasing Debtor or any other party or parties from their respective obligations to Bank, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Bank to exercise any of the rights and remedies granted to Bank shall not have the effect of waiving any of Bank's rights and remedies. Any partial exercise of any rights and/or remedies granted to Bank shall furthermore not be construed as a waiver of any other rights and remedies; it being Debtor's intent and agreement that Bank's rights and remedies shall be cumulative in nature. Debtor and each guarantor further agree that, should any Event of Default occur or exist under this Note, any waiver or forbearance on the part of Bank to pursue the rights and remedies available to Bank, shall be binding upon Bank only to the extent that Bank specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Bank as to one default event shall not be construed as a waiver or forbearance as to any other default. Debtor and each guarantor of this Note further agree that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Bank for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Debtor in return for the imposition of any late charge. Debtor recognizes that Debtor's failure to make timely payment of amounts due under this Note will result in damages to Bank, including but not limited to Bank's loss of the use of amounts due, and Debtor agrees that any late charges imposed by Bank hereunder will represent reasonable compensation to Bank for such damages.

SUCCESSORS AND ASSIGNS LIABLE. Debtor's and each guarantor's obligations and agreements under this Note shall be binding upon Debtor's and each guarantor's respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Bank under this Note shall inure to the benefit of Bank's successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BANK, AGENT AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY BANK, AGENT OR BORROWER AGAINST THE OTHER TO THE EXTENT PERMITTED BY APPLICABLE LAW.

BORROWER:

TANGER PROPERTIES LIMITED PARTNERSHIP



BY: TANGER FACTORY OUTLET CENTERS, INC.

         BY: ___________________________________
                  Stanley K. Tanger
                  Chairman of Board
                  Chief Executive Officer